UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        March 31, 2015

IMK GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	005-88359	56-2495218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Fl. KGIT, 1601 SanAm-Dong Mapo-Gu, Seoul, Korea		1601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		02-6959-8500

 ______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        OTHER EVENTS

On March 31, 2015 IMK Group, Inc. (the “Company”) announced that its recently incorporated wholly owned subsidiary, IMK Korea Co. Ltd (“IMK Korea”) has commenced commercial operations for the manufacturing and distribution of a line of cosmetics products based on Pinux, an extract from the Pinus Radiata tree bark. Pinux is the active ingredient used in the “PQ10” and “N-time” line of cosmetics products being developed by IMK Korea. These cosmetic lines include approximately 20 products which IMK Korea is in the process of distributing to skin clinics in hospitals in Seoul, Korea, as well as beauty shops located in Korea, China, Hong Kong and Vietnam.

At the present time, IMK Korea has 11 dedicated staff active in marketing, R&D, design and overseas sales. Furthermore, to strengthen marketing structure, R&D of cosmetics and manufacturing, IMK Korea is aligning itself with top experts to as part of a global strategy in conjunction with an international cosmetics company.

A copy of the Company’s news release is attached as Exhibit 99.1 to this Report.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit	Description
99.1	News Release dated March 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMK GROUP, INC.

Date: April 1, 2015
	By:	/s/ Rak Gu Kim
Rak Gu Kim
Chief Financial Officer, Treasurer and Secretary